Exhibit 3.2

                            MIDDLESEX WATER COMPANY

                                     BY-LAWS

                          As in Effect October 17, 1991
                          As Amended December 20, 2005


                                    ARTICLE I
                                    ---------

                                 ANNUAL MEETING
                                 --------------

     SECTION 1. The annual meeting of the stockholders for the election of directors or any meeting of stockholders shall be held at such place and at such time as may be fixed by the Board of Directors.

     SECTION 2. Except as otherwise provided in the Restated Certificate of Incorporation of the Company a majority of the total number of issued and outstanding shares of each class of stock, considered separately, entitled to vote thereat, represented in person or by proxy, shall constitute a quorum for the transaction of business at any stockholders' meeting of the Company. The Secretary or officer performing the Secretary's duties shall give notice of every stockholders' meeting to each stockholder of record on the books of the Company, entitled to vote at such meeting, by mailing such notice in writing to his last known post office address at least ten days before the date of such meeting. Special meetings of the holders of shares of Common Stock, the holders of shares of Preferred Stock, or the holders of shares of Common Stock and the holders of shares of Preferred Stock may be called by the President or by the Board of Directors.

                                   ARTICLE II
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                                    DIRECTORS
                                    ---------

     SECTION 1. Except as otherwise provided in the Restated Certificate of Incorporation of the Company, the Board of Directors shall consist of not less than five nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors of the Company shall be elected by the holders of shares of Common Stock at the annual meeting of the Company as hereinafter provided in these By-Laws. Each holder of shares of Common Stock present in person or by proxy shall be entitled to one vote for each share thereof standing in his name on the books of the Company.


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     No person (other than a person nominated by or on behalf of the Board of
Directors) shall be eligible for election as a director at any annual or special meeting of stockholders unless a written request that his or her name be placed in nomination is received from a stockholder of record by the Secretary of the Company not less than 21 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

     Directors shall be at least 21 years of age and, except as hereinafter provided, not more than 70 years of age. A Director who reaches age 70 during his/her elected term shall be entitled to serve the balance of such term. Notwithstanding the foregoing, the Board of Directors, upon recommendation of the Nominating Committee or such other appropriate Committee, may re-nominate such Director for election as a Director for an additional term or terms beyond the term during which such Director reached his/her 70th birthday. The Board of Directors shall have the right to designate an incumbent director who reaches the age of 70 years as "director emeritus" and a director so designated shall be permitted to attend meetings and receive compensation as fixed by the Board of Directors but shall not be permitted to vote as a director or be counted as a director for purposes of meeting the requirements of these By-Laws regarding the number of directors comprising the Company's Board of Directors. The maximum age limitation of this paragraph shall not apply to any person who is a director of the Company as of May 23, 1984.

     SECTION 2. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     The term of a director elected by stockholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other directors of the class for which the new directorship is created or in which the vacancy occurred. Any vacancy on the Board of Directors that results from an increase in the number of directors and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected by the Board of Directors shall, without regard to the class in which such vacancy occurred, hold office until the next succeeding annual meeting of stockholders and until his successor shall be elected and shall qualify.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference stock issued by the Company shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the applicable terms of the Restated Certificate of Incorporation of the Company, as amended, and such directors so elected shall not be divided into classes unless expressly provided by such terms.

     SECTION 3. Regular meetings of the Board of Directors shall be held once a month at such time and place as the Board shall designate.

     Special meetings of the Board may be called by the President or by any three of the directors. Reasonable notice by mail or otherwise shall be given to each member of the Board of every special meeting thereof.

     A majority of the members of the Board shall constitute a quorum for the transaction of business.

     SECTION 4. The Board of Directors shall keep a record of their meetings and proceedings in a book to be provided for that purpose. They shall make reasonable rules and regulations consistent with these By-Laws for the guidance of the officers and management of the affairs of the Company. They may appoint a Transfer Agent, Registrar, and such other agents as the business of the Company may require. They may fix the compensation of all officers and employees. They may declare dividends from the surplus or net profits arising from the business of the Company whenever they deem it expedient. They may authorize the appropriate officers to borrow money from time to time and pledge the securities and property of the Company to secure the payment thereof.

     SECTION 5. The affirmative or negative vote of a majority of all members of the Board of Directors present at a meeting shall decide all matters brought before the Board for decision, except as otherwise provided in these By-Laws.

     Where appropriate communication facilities are reasonably available, any or all directors shall have the right to be present for such purposes and to participate in all or any part of a meeting of the Board of Directors or a committee of the Board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.

     Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee thereof, may be taken without a meeting if, prior or subsequent to the action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and the written consents are filed with the minutes of the proceedings of the Board of Directors or committee.

                                   ARTICLE III
                                   -----------

                                   COMMITTEES
                                   ----------

     SECTION 1. The Board of Directors may appoint regular or special committees from the Board from time to time as may be required for the proper conduct and management of the business of the Company. In determining whether to appoint a regular or special committee and the membership of such committee, the Board shall consult with the President.

                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

     SECTION 1. The officers of the Company shall be a President, Senior Vice President, one or more Vice Presidents, Secretary, one or more Assistant Secretaries, Treasurer, and one or more Assistant Treasurers. The Board of Directors may appoint a Chairman of the Board of Directors from among its members. The same person may hold more than one office except that no person shall at the same time hold both offices of President and Secretary. The Board of Directors may appoint such other officers from time to time as it may decide to be necessary or desirable to transact the business of the Company and may fix the term of all officers so appointed.

     SECTION 2. The officers of the Company, other than appointive officers, shall be elected annually by the Board of Directors, and they shall hold office for the term of one year and until such time as their successors are elected and qualify.

                                    ARTICLE V
                                    ---------

                               DUTIES OF OFFICERS
                               ------------------

     SECTION 1. In the event that the Board of Directors shall appoint a Chairman of the Board of Directors as herein provided, he shall preside at all meetings of the Board of Directors and shall have and exercise such powers and perform such duties as may be assigned and conferred upon him by the Board of Directors.

     SECTION 2. The President, in the absence of a Chairman of the Board of Directors, shall preside at the meetings of the Board of Directors and generally shall direct, supervise, and conduct the business of the Company subject to the control of the Board of Directors and shall perform all the duties incident to the Office of President.

     SECTION 3. The Senior Vice President and the Vice Presidents shall perform executive and administrative duties under the direction of the President or pursuant to instructions of the Board. The Senior Vice President shall perform all the duties of the President in his absence or disability. Any one of the Vice Presidents shall perform all the duties of the President in the absence or disability of both the President and the Senior Vice President.

     SECTION 4. The Secretary shall keep minutes of all meetings of the stockholders and directors of the Company, shall give notice of the time and place of all such meetings, shall be the custodian of the seal of the Company and of all the papers and records relating to the general business of the Company, and under the direction of the President or pursuant to instructions of the Board of Directors shall perform all the duties incident to the Office of Secretary.

     The Assistant Secretary or Secretaries shall assist the Secretary in the performance of his duties, and shall exercise and perform his powers and duties in his absence or disability, and shall also exercise such powers and duties as may be conferred or required by the Board of Directors or by the President.

         SECTION 5. The Treasurer shall be the custodian of all moneys and securities belonging to the Company. He shall keep a record of accounts of the Company and shall submit a quarterly report to the Board of Directors showing the financial condition of the Company, and perform all the duties incident to the Office of Treasurer.

         The Assistant Treasurer or Treasurers shall assist the Treasurer in the performance of his duties, and shall exercise and perform his powers and duties in his absence or disability, and shall also exercise such powers and duties as may be conferred or required by the Board of Directors or by the President.

                                   ARTICLE VI
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

     SECTION 1. Any present or future director or officer of the Company and any present or future director or officer of any other corporation serving as such at the request of the Company because of the Company's interest in such other corporation, or the legal representative of any such director or officer, shall be indemnified by the Company against reasonable costs, expenses, (exclusive of any amount paid or incurred in connection with any action, suit, or proceeding to which any such director or officer or his legal representative may be a party by reason of his being or having been such director or officer; provided (1) said action, suit, or proceeding shall be prosecuted against such director or officer or against his legal representative to final determination, and it shall not be finally adjudged in said action, suit, or proceeding that he had been derelict in the performance of his duties as such director or officer; or (2) said action, suit, or proceeding shall be settled or otherwise terminated as against such director or officer or his legal representative without a final determination on the merits, and it shall be determined by the Board of Directors (or, at the option of the Board of Directors, by a disinterested person or persons selected by the Board of Directors to determine the matter) that said director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit, or proceeding. The right of indemnification provided by this By-Law shall be in addition to and not in restriction or limitation of any other privilege or power which the Company may have with respect to the indemnification or reimbursement of directors, officers, or employees.

                                   ARTICLE VII
                                   -----------

                                  CAPITAL STOCK
                                  -------------

     SECTION 1. Certificates of stock of the Company shall be numbered consecutively in the order of issue. They shall be signed by the President or a Vice President and the Treasurer or Assistant Treasurer.

     SECTION 2. Such certificates may, in addition to the foregoing, be signed by a transfer agent or an assistant Transfer Agent or by a transfer clerk on behalf of the Company, who shall have been duly appointed for the purpose by the Board of Directors. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk on behalf of the Company, the signature of the President, Vice President, Treasurer, or Assistant Treasurer upon any such certificate may be affixed by engraving, lithograving, or printing thereon a facsimile of such signature, in lieu of manual signature, and such facsimile signature so engraved, lithographed, or printed thereon shall have the same force and effect as if such officer had manually signed the same.

     SECTION 3. In case any officer who has signed, or whose facsimile signature has been affixed to, any such certificate shall cease to be such officer before such certificate shall have been delivered by the Company, such certificate may nevertheless be issued and delivered as though the person who signed such certificate, or whose facsimile signature has been affixed thereto, had not ceased to be such officer of the Company.

     SECTION 4. Transfers of stock may be made at any time by the holders thereof in person, or by their representatives, or by power of attorney duly executed, except when the transfer books shall be closed; but no transfer shall be valid until entered in the proper form on the books of the Company.

                                  ARTICLE VIII
                                  ------------

                                 RECORD KEEPING
                                 --------------

     SECTION 1. The books, papers, and records relating to the general business of the Company shall be in the custody of the Secretary and shall be open to inspection by the directors and stockholders at all reasonable times.

     SECTION 2. The books, papers, and records relating to the financial affairs of the Company shall be in the custody of the Treasurer and shall be open to inspection by the directors and stockholders at all reasonable times.

     SECTION 3. The books, papers, and records relating to the operation of the Company shall be in the custody of the President or his designate and shall be open to inspection by the directors and stockholders at all reasonable times.

                                   ARTICLE IX
                                   ----------

                                   FISCAL YEAR
                                   -----------

     SECTION 1. The fiscal year of the Company shall begin on the first day of January of each year.

                                    ARTICLE X
                                    ---------

                                      SEAL
                                      ----

     SECTION 1. The seal of the Company shall be circular in form, and shall have inscribed thereon the following words and figures "MIDDLESEX WATER COMPANY 1897".

                                   ARTICLE XI
                                   ----------

                          CHECKS, NOTES, AND CONTRACTS
                          ----------------------------

     SECTION 1. All checks for the payment of funds of the Company and all notes and drafts shall be signed by such officer or officers of the Company or such other person as the directors may from time to time by resolution designate.

     SECTION 2. Contracts and other obligations of the Company, excepting those mentioned in Section 1 of this Article, shall be signed by the President or a Vice President and attested to by the Secretary or Assistant Secretary, or Treasurer or Assistant Treasurer, and the corporate seal shall be thereto affixed.

     SECTION 3. No contract between this Company and any other company shall be affected or invalidated by the fact that a director or officer of this Company has a financial interest in or is a director, officer, partner, or proprietor of such other company. No such contract shall be entered into unless authorized by a majority of the directors present at a meeting and not affected personally by the contract as being in the best interest of the Company. Bids shall be solicited, whenever practicable, before any such contract involving construction services shall be entered into by the Company.

                                   ARTICLE XII
                                   -----------

                        PREEMPTIVE RIGHTS OF STOCKHOLDERS
                        ---------------------------------

     SECTION 1. No stockholder of any class of stock of the Company shall have any preemptive or other right, as stockholder, to subscribe for, purchase, or receive any proportionate or other share of the capital stock of the Company, or any obligation of security convertible into such capital stock, or any rights or options of the Company to purchase or receive such capital stock or obligations or securities which the Company may issue or sell, whether out of the number of shares authorized by the Company's Restated Certificate of Incorporation as amended from time to time, or out of the shares of the Company acquired by the Company itself after the issuance thereof.

     All such capital stock, obligations or securities, rights, or options may (to the extent otherwise permitted by law) be issued and disposed of by the Board of Directors as and when it may determine, free of any such right, whether to stockholders or to such other persons, firms, corporations, or associations and for such lawful consideration, and upon such terms and conditions as the said Board in its absolute discretion may deem advisable.

                                  ARTICLE XIII
                                  ------------

                                   RECORD DATE
                                   -----------

     SECTION 1. The Board of Directors may fix, in advance, a date not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or any such allotment or rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

                                   ARTICLE XIV
                                   -----------

                                   AMENDMENTS
                                   ----------

     SECTION 1. These By-Laws may be altered or amended or supplemented or repealed by the Board of Directors at any regular or special meeting by a vote of two-thirds of the members present and constituting a quorum, provided, that written notice containing a copy of the proposed alteration, amendment, supplement, or repeal be given to each director at least five days prior to the meeting at which the proposal is to be acted upon.

     SECTION 2. The holders of shares of Common Stock, by the concurrent vote of two-thirds of all such shares issued and outstanding, may alter, amend, supplement or repeal these By-Laws.